UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016 (March 10, 2016)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

As previously reported by Magnum Hunter Resources Corporation (the “Company”) in its public filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 filed by the Company with the SEC on November 8, 2015, in April 2013, the Company received a letter from the staff of the SEC’s Division of Enforcement (the “Staff”) stating that the Staff was conducting an inquiry regarding the Company’s internal controls, change in outside auditors and public statements to investors and asking the Company to preserve certain documents relating to these matters. In connection with the Staff’s inquiry, on March 24, 2015, the Company received a “Wells Notice” from the Staff, stating that the Staff had made a preliminary determination to recommend that the SEC file an enforcement action against the Company. On that date, the Staff issued similar Wells Notices to (i) Gary C. Evans, the Company’s current Chairman and Chief Executive Officer, (ii) J. Raleigh Bailes, Sr., a former director of the Company and former Chairman of the Company’s Audit Committee, (iii) the former chief financial officer of the Company who was in office at the time of the Company’s decision to dismiss its prior independent registered public accounting firm and (iv) the former chief accounting officer of the Company who had resigned from that position with the Company in October 2012.

The Wells Notice issued to the Company stated that the proposed action against the Company would allege violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 13a-l, 13a-13, and 13a-15(a) thereunder. The proposed actions against the individuals would allege violations of those same provisions, as well as violations of Section 13(b)(5) of the Securities Exchange Act of 1934 and Rules 13a-14 and 13a-15(c) thereunder. The proposed actions described in the Wells Notices did not include any claims for securities fraud under Section 10(b) of the Securities Exchange Act of 1934 or Rule 10b-5 thereunder or under Section 17(a)(1) of the Securities Act of 1933.

The Company and certain of the individual respondents (other than Mr. Evans and Mr. Bailes) thereafter negotiated a settlement with the SEC, which the SEC Commissioners approved on March 10, 2016. Pursuant to the settlement, without admitting or denying the SEC’s findings, the Company agreed to pay a civil penalty of $250,000 to the SEC (the “Civil Penalty”), subject to Bankruptcy Court (defined below) approval, and was ordered to cease and desist from violating Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act and Rules 13a-1, 13a-13 and 13-15(a) thereunder. The two former officers referred to above, who oversaw the Company’s accounting department at the relevant times, as well as two former outside accounting professionals, were ordered to cease and desist from violating these provisions and were subjected to additional financial penalties or administrative suspensions in their individual capacities.

On March 23, 2016, Mr. Evans, the Company’s current Chairman and Chief Executive Officer, and Mr. Bailes, a former director of the Company and former Chairman of the Company’s Audit Committee, received letters from the Staff stating that the Staff had concluded its investigations of Mr. Evans and Mr. Bailes and that, based on the information the Staff possessed as of that date, the Staff did not intend to recommend an enforcement action by the SEC against either of them.  Furthermore, no other current officers or directors of the Company were required to pay any penalties or were subjected to any sanctions in their individual capacities pursuant to the settlement.

As previously reported by the Company in its public filings with the SEC, on December 15, 2015, the Company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  On March 11, 2016, the Company filed a motion with the Bankruptcy Court seeking approval of the Company’s settlement with the SEC and authority to pay the

Civil Penalty to the SEC.  On March 29, 2016, the Bankruptcy Court entered an order approving the Company’s motion.

A copy of the SEC’s order in this matter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order, dated March 10, 2016

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 4, 2016	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order, dated March 10, 2016